Filed Pursuant to Rule 424(b)(5)
Registration No. 333-265513

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 9, 2022)

AST SPACEMOBILE, INC.

Up to $150,000,000

Class A Common Stock

We have entered into an Equity Distribution Agreement (the “Sales Agreement”) with Evercore Group L.L.C. and B. Riley Securities, Inc. (collectively, the “agents”) relating to shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $150,000,000 from time to time through the agents acting as our sales agents pursuant to this prospectus supplement and the accompanying prospectus.

Our shares of Class A Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On September 7, 2022, the last reported sale price on Nasdaq of our Class A Common Stock was $10.25 per share. Sales of our Class A Common Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market in the United States for our Class A Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the agents as principals, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and the agents agree on any method of distribution other than sales of shares of our Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. No agent is required to sell any specific number or dollar amount of securities, but each agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each of the agents will be entitled to compensation of up to 3.0% of the gross sales price for any shares of Class A Common Stock sold through it as a sales agent under the Sales Agreement, as further described in the “Plan of Distribution” section. In connection with the sale of the Class A Common Stock on our behalf, each agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Investing in our Class A Common Stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our Class A Common Stock, or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

Evercore ISI	B. Riley Securities

The date of this prospectus supplement is September 8, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to us or to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus supplement to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“agents” refers to Evercore Group L.L.C. and B. Riley Securities, Inc., collectively.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” refers to our Amended and Restated Bylaws.

●	“Charter” refers to our Second Amended and Restated Certificate of Incorporation.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“IoT” refers to internet of things.

●	“Sales Agreement” refers to that certain Equity Distribution Agreement, dated as of September 8, 2022, by and among the Company, AST LLC and the agents.

●	“SpaceMobile Service” refers to the global direct mobile broadband network that is expected to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT enabled device from the Company’s satellite network.

●	“2G,” “3G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus supplement to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” in this prospectus supplement refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” or our “management team” refer to our officers and directors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our Class A Common Stock having an aggregate offering price of up to $150,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information; Incorporation of Documents by Reference.”

In deciding whether or not to invest in our Class A Common Stock, you should rely only on the information contained in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Class A Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows, uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing and results of the launch of our BlueWalker 3 test satellite currently scheduled to launch in early to mid-September;

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute on our business plan, which costs are preliminary estimates and are subject to change based upon a variety of factors, including but not limited to our success in launching the BlueWalker 3 test satellite and our constellation of satellites;

●	prospective performance and commercial opportunities and competitors;

●	our ability to finance our operations and research and development activities;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with Mobile Network Operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the impact of the novel coronavirus (“COVID-19”) pandemic;

●	the possibility we may be adversely affected by other economic, business, and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

●	other factors detailed under the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

These forward-looking statements are based on information available as of the date of this prospectus supplement and the accompanying prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Class A Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein.

Our Company

We and our global partners are building what we believe is the first space-based cellular broadband network designed to be accessible by standard mobile phones. Our SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. We believe the SpaceMobile Service would be the first global direct mobile broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. We intend to work with Mobile Network Operators (“MNOs”) to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly with us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider.

The SpaceMobile Service currently is planned to be provided through a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile constellation to terrestrial gateways via high-throughput Q/V-band links and then directed to the in-country MNO’s core cellular network infrastructure, located at our dedicated gateways. Our intent is that users will be able to connect to the SpaceMobile Service as if they were using a local cell tower, with less communication delay effects than existing geostationary satellite communication systems experience.

Background

On April 6, 2021, we completed the Business Combination with New Providence Acquisition Corp. (“NPA”), under which NPA was renamed “AST SpaceMobile, Inc.,” and we were organized as an umbrella partnership-C corporation (“Up-C”) structure. As a result of our Up-C structure, we are a holding company and, accordingly, all the business of AST LLC is held directly by AST LLC, of which we are the Managing Member, and our only direct asset consists of the AST LLC Common Units. As the Managing Member of AST LLC, we have full, exclusive and complete discretion to manage and control the business of AST LLC and to take all action we deem necessary, appropriate, advisable, incidental or convenient to accomplish the purposes of AST LLC set forth in the A&R Operating Agreement, and, accordingly, we present our financial statements on a consolidated basis with AST LLC for all periods following the Business Combination. As of the open of trading on April 7, 2021, the Class A Common Stock and warrants of AST SpaceMobile, formerly those of NPA, began trading on Nasdaq as “ASTS” and “ASTSW,” respectively.

Corporate Information

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Recent Developments

On May 6, 2022, we entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) and a Registration Rights Agreement with B. Riley Principal Capital, LLC (“B. Riley”) to sell to B. Riley up to $75.0 million of shares of Class A Common Stock over a period of 24 months subject to certain limitations and conditions contained in the Common Stock Purchase Agreement. The Common Stock Purchase Agreement continues to be outstanding, however we have agreed under the Sales Agreement that we will not sell shares of our Class A Common Stock pursuant to the Common Stock Purchase Agreement unless we notify the Managers under the Sales Agreement that we will not sell shares under the Sales Agreement.

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THE OFFERING

Class A Common Stock Offered by Us	Shares of our Class A Common Stock having an aggregate offering price of up to $150,000,000.

Manner of Offering	Sales of shares of our Class A Common Stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Sales Agreement, the agents will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of Nasdaq, on mutually agreeable terms between the agents and us. See “Plan of Distribution.”

Shares of Common Stock Outstanding Immediately Following This Offering

68,442,873 shares, reflecting 53,808,727 shares outstanding as of September 7, 2022 and assuming the sale of 14,634,146 shares of our Class A Common Stock in this offering at an offering price of $10.25 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on September 7, 2022. The actual number of shares of our Class A Common Stock issued will vary depending on the sale price under this offering.

The number of shares does not reflect our Class B Common Stock and Class C Common Stock or any shares of Class A Common Stock that may be issued from time to time under the Common Stock Purchase Agreement after the date of this prospectus supplement. As of September 7, 2022, 51,636,922 shares of our Class B Common Stock and 78,163,078 shares of our Class C Common Stock were issued and outstanding.

Voting	Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, as defined in the Stockholders’ Agreement, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. See “Description of Securities” in the prospectus for more information.

Use of Proceeds	We intend to use the net proceeds from the sale of shares of our Class A Common Stock for general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Class A Common Stock offered by this prospectus supplement. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

Market for Class A Common Stock

Our Class A Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “ASTS.”

Share totals do not reflect 10,800,000 shares of Class A Common Stock that may be issued pursuant to the SpaceMobile 2020 Incentive Award Plan. Share totals also do not reflect shares of Class A Common Stock underlying the 129,800,000 AST LLC Common Units and the shares of Class A Common Stock that may be issued in connection with the vesting and conversion of Equity Incentive Units (as defined in the A&R Operating Agreement), each of which are redeemable into either shares of Class A Common Stock on a one-for-one basis or cash at the option of the Redemption Election Committee. Upon redemption of any number of AST LLC Common Units by a holder, a corresponding number of shares of Class B Common Stock or Class C Common Stock held by such redeeming holder will be cancelled.

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RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before purchasing any shares of our Class A Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully review and consider the risks and uncertainties described in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as supplemented and modified by the information below. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A Common Stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.

You may experience immediate and substantial dilution in the net tangible book value per share of our Class A Common Stock you purchase.

The offering price per share of our Class A Common Stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 14,634,146 shares of our Class A Common Stock are sold pursuant to this prospectus supplement at a price of $10.25 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on September 7, 2022, for aggregate net proceeds of $144,500,000, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.47 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings, and in light of our intense current and future capital needs, such dilution may be substantial.

In order to execute our business plans, we will need a significant amount of capital. We will incur significant expenses and capital expenditures in the near term and in the future to further our business plan and develop the SpaceMobile Service, including expenses to:

●	design, develop, assemble and launch our satellites;

●	design and develop the components of the SpaceMobile Service;

●	conduct research and development;

●	purchase raw materials and components;

●	launch and test our systems;

●	expand our design, development, maintenance and repair capabilities; and

●	increase our general and administrative functions to support our growing operations.

Because we will incur much of the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significant. Also, we have in the past and may in the future find that these efforts are more expensive than we currently anticipate, as our business plan is dependent upon our ability to successfully launch satellites and build the SpaceMobile Service, but also to control costs. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. Given the novelty of our business, there is no guarantee that our capital needs will not increase, and such increases may be substantial.

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To raise additional capital, we may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering. We may also issue equity to companies that we partner with in certain circumstances. Given the substantial capital needs of our business and business plans, any such dilution may be substantial.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A Common Stock during the sales period, any limits we may set with the agents in any applicable placement notice, and the demand for our Class A Common Stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the agents, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of Class A Common Stock that we are offering may be up to approximately $144.5 million, after deducting the agents’ commission and estimated offering expenses payable by us.

We expect to use the proceeds that we receive from this offering for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

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DILUTION

If you purchase shares of our Class A Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Class A Common Stock and the net tangible book value per share of our Class A Common Stock after this offering. As of June 30, 2022, our net tangible book value was $306.8 million, or $5.91 per share of Class A Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of outstanding shares of our Class A Common Stock.

After giving effect to the sale by us of our Class A Common Stock in the aggregate amount of $150,000,000 in this offering at an assumed offering price of $10.25 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on September 7, 2022, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2022 would have been approximately $451.3 million, or $6.78 per share of Class A Common Stock. This amount represents an immediate increase in net tangible book value of $0.87 per share of our Class A Common Stock to existing stockholders and an immediate dilution of $3.47 per share of our Class A Common Stock to purchasers in this offering. The following table illustrates the dilution on a per share basis to new investors participating in this offering:

Assumed public offering price per share		$10.25
Net tangible book value per share as of June 30, 2022	$5.91
Increase per share attributable to new investors in this offering	$0.87
As adjusted net tangible book value per share after giving effect to this offering		$6.78
Dilution per share to new investors in this offering		$3.47

The table above assumes, for illustrative purposes, that an aggregate of 14,634,146 shares of our Class A Common Stock are sold at a price of $10.25 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on September 7, 2022, for aggregate gross proceeds of $150,000,000. An increase of $1.00 per share in the price at which the shares of our Class A Common Stock are sold from the assumed offering price of $10.25 per share shown in the table above, assuming all of the shares of our Class A Common Stock in the aggregate amount of $150,000,000 are sold at that price, would increase our as adjusted net tangible book value per share of our Class A Common Stock after the offering to $6.91 per share and would increase the dilution in net tangible book value per share of our Class A Common Stock to new investors to $4.34 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.25 per share shown in the table above, assuming all of the shares of our Class A Common Stock in the aggregate amount of $150,000,000 are sold at that price, would decrease our as adjusted net tangible book value per share of our Class A Common Stock after the offering to $6.62 per share and would decrease the dilution in net tangible book value per share of our Class A Common Stock to new investors to $2.63 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Class A Common Stock sold in this offering.

The number of shares of our Class A Common Stock expected to be outstanding immediately after this offering included in the table above is based on 51,945,785 shares of our Class A Common Stock, reflective of the number of shares of our Class A Common Stock outstanding as of June 30, 2022, and does not reflect issuances subsequent to June 30, 2022, the last date for which financial statements of the Company are available, including the issuance of 1,778,962 shares of our Class A Common Stock under the Common Stock Purchase Agreement.

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DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock to date. We do not currently intend to pay any dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, prospects and other factors that our Board of Directors may deem relevant.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the agents, under which from time to time we may issue and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $150,000,000 through the agents acting as sales agents. Sales of the shares of Class A Common Stock, if any, may be made on Nasdaq at market prices and such other sales as agreed upon by us and the agents (including directly to the agents as principals). We will file the Sales Agreement as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the agents may offer and sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the agents not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the agents may suspend or terminate this offering of our Class A Common Stock upon notice and subject to other conditions.

We will pay each agent a commission of up to 3.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

We have also agreed to reimburse a portion of the agents’ expenses, including legal fees, in connection with entering into the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the agents, will be approximately $600,000.

In accordance with FINRA Rule 5110 these reimbursed fees and expenses may be deemed underwriting compensation. In connection with the Common Stock Purchase Agreement, B. Riley has been granted the right to participate in certain future equity distribution programs. Solely for the purposes of FINRA Rule 5110, this right would be deemed to constitute 1% in underwriting compensation for this offering.

Settlement for sales of shares of our Class A Common Stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of our Class A Common Stock as contemplated in this prospectus supplement, including the accompanying prospectus, will be settled through the facilities of The Depository Trust Company or by such other means as we and the agents may agree upon.

Subject to the terms and conditions of the Sales Agreement, each agent will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares of our Class A Common Stock designated for sale by us. In connection with the sale of the Class A Common Stock on our behalf, each agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our Class A Common Stock subject to the Sales Agreement, (2) termination of the Sales Agreement by either us or the agents, as permitted therein; or (3) September 8, 2024.

Certain of the agents and their affiliates may in the future provide various investment banking, commercial banking, or other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the agents will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement, including the accompany prospectus.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. This prospectus supplement, including the accompanying prospectus, in electronic format may be made available on a website maintained by the agents, and the agents may distribute this prospectus supplement, including the accompanying prospectus, electronically.

S-10

MATERIAL UNITED STATES TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF CLASS A COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of Class A Common Stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

●	a nonresident alien individual,

●	a foreign corporation, or

●	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from Class A Common Stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Class A Common Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Class A Common Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Class A Common Stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of Class A Common Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our Class A Common Stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our Class A Common Stock (and will reduce your basis in such Class A Common Stock), and, to the extent such portion exceeds your tax basis in our Class A Common Stock, the excess will be treated as gain from the taxable disposition of the Class A Common Stock, the tax treatment of which is discussed below under “Gain on Disposition of Class A Common Stock”.

Except as described below, dividends paid to you on Class A Common Stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

●	a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

●	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

S-11

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

●	you are a non-United States person, and

●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Class A Common Stock

You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Class A Common Stock unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

●	you are an individual, you hold the Class A Common Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

●	we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our Class A Common Stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our Class A Common Stock.

If the gain from the taxable disposition of shares of our Class A Common Stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

S-12

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of Class A Common Stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Class A Common Stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Class A Common Stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on Class A Common Stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Class A Common Stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Class A Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

S-13

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will also be passed upon for the agents by Simpson Thacher & Bartlett LLP, New York, New York.

S-14

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company as of December 31, 2020 and for the year ended December 31, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance of the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

S-15

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended on April 22, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022, and for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, March 9, 2022, March 31, 2022, April 29, 2022, May 6, 2022, June 13, 2022, June 29, 2022, July 5, 2022, July 18, 2022, September 8, 2022 and September 8, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on May 9, 2022, as amended on May 23, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

S-16

PROSPECTUS

AST SPACEMOBILE, INC.

$500,000,000

Class A Common Stock
Preferred Stock
Debt Securities

From time to time, in one or more series, we may offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our shares of Class A Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On June 6, 2022, the closing sale price per share of our Class A Common Stock was $7.70.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

●	“AST Equityholders” refers to Avellan, Invesat, Vodafone, American Tower, Samsung and Rakuten USA.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“Avellan” refers to Abel Avellan.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” refers to our Amended and Restated Bylaws.

●	“Charter” refers to our Second Amended and Restated Certificate of Incorporation.

i

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Class C Share Voting Amount” is to the “Class C Share Voting Amount,” as such term is defined in the Charter, which is a number of votes per share equal to (i) (x) 88.3%, minus (y) the total voting power of the outstanding stock of SpaceMobile (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

●	“Closing” refers to the completion of the Business Combination.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Equity Purchase Agreement” refers to that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST & Science, LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the Existing Equityholders.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Existing Equityholder(s)” refers to the equityholders of AST LLC pursuant to the Prior AST Operating Agreement.

●	“Invesat” refers to Invesat LLC, a Delaware limited liability company.

●	“IoT” refers to internet of things.

●	“Nano” refers to the Company’s 51% owned and controlled subsidiaries, Nano Avionica UAB, a private limited liability company organized and existing under the law of the Republic of Lithuania, and NanoAvionics US LLC, a Delaware limited liability company.

●	“Prior AST Operating Agreement” refers to that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“Public Warrants” refers to the warrants sold by the Company as part of the units in its initial public offering.

●	“Rakuten” refers to Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company.

●	“Rakuten USA” refers to Rakuten Mobile USA Service Inc., a Delaware corporation.

●	“Samsung” refers to Samsung Next Fund LLC, a Delaware venture capital investment fund.

●	“SpaceMobile Service” refers to the global direct mobile broadband network that is expected to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT enabled device from the Company’s satellite network.

ii

●	“Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company.

●	“Stockholder Parties” refers collectively to Sponsor and the AST Equityholders.

●	“Stockholders’ Agreement” refers to that certain Stockholders’ Agreement, dated as of April 6, 2021, by and among the Company and the Stockholder Parties.

●	“Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales.

●	“Warrant Agreement” refers to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

●	“2G,” “3G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” in this prospectus refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” or our “management team” refer to our officers and directors.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $500,000,000 (or the equivalent thereof in any other currency). This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information”, before investing in any of the securities offered.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows, uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services;

●	prospective performance and commercial opportunities and competitors;

●	our ability to finance our operations and research and development activities;

●	commercial partnership acquisition and retention;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the impact of the novel coronavirus (“COVID-19”) pandemic;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

2

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K filed subsequently, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline, and you could lose all or part of your investment. See “Where You Can Find More Information; Incorporation by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

3

OUR COMPANY

We are an innovative satellite designer and manufacturer. We operate from six locations that include our corporate headquarters and 185,000 square foot satellite assembly, integrating and testing facilities in Midland, Texas, and engineering and development centers in Maryland, Spain, the United Kingdom and Israel. Also, our 51% owned and controlled subsidiary, Nano, is headquartered in Lithuania.

We and our global partners are building what we believe is the first space-based cellular broadband network designed to be accessible by standard mobile phones. Our SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to end-users, regardless of where they live or work, without the need to purchase special equipment. We believe the SpaceMobile Service would be the first global direct mobile broadband network using Low Earth Orbit (“LEO”) satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. Our innovative satellite designs and components are expected to reduce the communication delay effects which existing geostationary satellite systems experience. The SpaceMobile Service is being designed to provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

We are partnering with Mobile Network Operators (“MNOs”) to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly with us, nor will they need to purchase any new or additional equipment. We do not anticipate that mobile device manufacturers could unilaterally prohibit the SpaceMobile Service from being offered on their devices, as the service is designed to be complementary to the existing cellular broadband service offered by MNOs. We expect that users will be able to access the SpaceMobile Service when prompted on their device that they are no longer covered by the terrestrial cellular infrastructure of the MNO with the ability to immediately connect or purchase a subscription plan directly with their existing MNO. We generally seek to use a revenue-sharing business model in our agreements with MNOs. As of the date hereof, we have entered into preliminary agreements and understandings with MNOs which collectively cover approximately 1.8 billion mobile subscribers, of which approximately 1.0 billion mobile subscribers are covered by preliminary agreements and understandings that provide for revenue-sharing with us. We estimate that the global market opportunity for our services is more than $1.1 trillion, according to Groupe Speciale Mobile Association market data, which represents approximately 5.3 billion mobile subscribers that are constantly moving in and out of coverage. Additionally, approximately 3.7 billion people are unconnected to cellular broadband, including 450.0 million people globally that live in areas with no connectivity or mobile cellular coverage.

The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage by using the MNOs’ spectrum resources without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to environmental challenges, such as mountainous or rugged terrain or maritime or aeronautical applications.

The SpaceMobile Service is currently planned to be provided through a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile constellation to terrestrial gateways via high-throughput Q/V-band links and then directed to the in-country MNOs’ core cellular network infrastructure, located at our dedicated gateways. We anticipate that users will be able to connect to the SpaceMobile Service as if they were using a local cell tower, with less communication delay effects than existing geostationary satellite communication systems experience.

On April 1, 2019, we launched our first test satellite, the BlueWalker 1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO and the effects of doppler in a satellite to ground cellular environment using the 4G LTE protocol. We are currently completing the assembly and testing of our BlueWalker 3 (“BW3”) test satellite. The BW3 test satellite is substantially complete having undergone over 700 tests of its capabilities and systems and is targeted to launch in the summer of 2022. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of testing of BW3. We are also currently developing and designing our constellation of BlueBird (“BB”) satellites. In order to meet our production and launch targets, we are actively engaged in the procurement of long lead-time satellite componentry and electronics for our BB satellites. We are currently planning to begin launching our first commercial BB satellites during 2023 and expect this to continue through 2025. We are currently targeting to achieve substantial global mobile coverage after the launch of a total of 110 satellites by the end of 2024 and multiple input multiple output capabilities during 2025 after the launch of a total of 168 satellites. Our current plan is subject to numerous uncertainties, many of which are beyond our control, including satisfactory and timely completion of assembly and testing of the satellites, availability of launch windows by the launch providers, proposed orbits and resulting satellite coverage, launch costs, ability to enter into agreements with MNOs, regulatory approvals and other factors. Accordingly, we may adopt a deployment strategy that may differ materially from our current plan.

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The SpaceMobile Service has not yet generated revenue and is not expected to generate revenue until after the commercial launch of the SpaceMobile Service. After we begin to launch and deploy our BB satellites during 2023, we may seek to generate revenue by providing a limited SpaceMobile Service in certain countries. The limited SpaceMobile Service would not be available on a continuous basis, and our ability to offer such limited services is dependent upon numerous factors, including execution of definitive commercial agreements with MNOs, agreement by MNOs to provide limited services to their end-user customers, end-user customer acceptance, pricing, availability of active satellites over the applicable countries, regulatory approvals and other factors. As we continue to launch and deploy additional BB satellites during 2024 and 2025, we expect to generate revenue after the commercial launch of the SpaceMobile Service in certain geographical locations beginning in 2024.

On April 6, 2021, we completed the Business Combination with New Providence Acquisition Corp. (“NPA”), under which NPA was renamed “AST SpaceMobile, Inc.,” and we were organized as an umbrella partnership-C corporation (“Up-C”) structure. As a result of our Up-C structure, we are a holding company and, accordingly, all the business of AST LLC is held directly by AST LLC, of which we are the Managing Member, and our only direct asset consists of the AST LLC Common Units. As the Managing Member of AST LLC, we have full, exclusive and complete discretion to manage and control the business of AST LLC and to take all action we deem necessary, appropriate, advisable, incidental or convenient to accomplish the purposes of AST LLC set forth in the A&R Operating Agreement, and, accordingly, we present our financial statements on a consolidated basis with AST LLC for all periods following the Business Combination. As of the open of trading on April 7, 2021, the Class A Common Stock and warrants of AST SpaceMobile, formerly those of NPA, began trading on Nasdaq as “ASTS” and “ASTSW,” respectively.

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. The following summary is not intended to be a complete summary of the rights and preferences of our securities. The full text of the Charter and Bylaws is included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Common Stock

Voting

Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, which, as defined in the Stockholders’ Agreement, is the earliest to occur of (i) the retirement or resignation of Avellan from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the closing of the initial business combination contemplated by that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the Equity Purchase Agreement and (iii) Avellan’s death or permanent incapacitation, holders of Class C Common Stock will be entitled to one vote per share.

As of March 31, 2022, Avellan and his permitted transferees control, as a group, approximately 88.3% of the combined voting power of the Common Stock as a result of their ownership of all of the Class C Common Stock. Accordingly, Avellan controls the Company’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of our Board of Directors, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board of Directors out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

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Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of AST LLC (other than the Company) may from time to time cause AST LLC to redeem any or all of their units of ownership interest in AST LLC which entitle the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement in exchange for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that the Company’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of our Board of Directors comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At the Company’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by the Company for the redeemed AST LLC Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange (collectively, the “Existing Equityholder Conversion”), then the number of shares of Class B Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration, and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than Avellan and his permitted transferees, then the number of Class C Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by the Company for no consideration. If Avellan and his permitted transferees exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfer Class A Common Stock to a person or entity that is not Avellan or his permitted transferees.

We may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST LLC Common Units.

Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any preemptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our Board of Directors is authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board of Directors will also be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

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Exclusive Forum

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Charter or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

The provisions of our Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by our Board of Directors, the chairman of our Board of Directors, or, until the earlier of (i) the Sunset Date or (ii) the time we are no longer a “controlled company,” by our secretary at the request of holders representing a majority of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Authorized But Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to, in the case of the Class A Common Stock, the rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST LLC Common Units and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of our directors and officers to the fullest extent permitted by the DGCL and provide that we will provide them with customary indemnification and advancement and prepayment of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers, employees or agents, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our Charter or Bylaws or (iv) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on Nasdaq in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

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Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

Listing of Class A Common Stock and Warrants

Our Class A Common Stock and warrants are listed on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of June 6, 2022, we had approximately 51,900,775 shares of Class A Common Stock, 51,636,922 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and warrants to purchase 17,598,693 shares of Class A Common Stock, issued and outstanding. As of such date, there were 24 holders of record of Class A Common Stock, seven holders of record of Class B Common Stock, one holder of record of Class C Common Stock and five holders of record of warrants.

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PLAN OF DISTRIBUTION

We may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):

●	to or through underwriters or dealers;

●	through agents; or

●	directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

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We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than Class A Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Regulation M under the Exchange Act during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

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EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company as of December 31, 2020 and for the year ended December 31, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance of the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended on April 22, 2022;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, March 9, 2022, March 31, 2022, April 29, 2022 and May 6, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on May 9, 2022, as amended on May 23, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

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AST SpaceMobile, Inc.

Up to $150,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Evercore ISI

B. Riley Securities

September 8, 2022